EXHIBIT 99.1

MercadoLibre, Inc. Reports Fourth Quarter and Full Year 2016 Financial Results

51.6 million Sold Items, up 40.2%, 42.5 million Total Payment Transactions, up 67.1%

Net Revenues of $256.3 million, growing 41.8% in USD, 68.0% on an FX neutral basis

Net Income of $51.3 million, resulting in EPS of $1.16.

BUENOS AIRES, Argentina, Feb. 23, 2017 (GLOBE NEWSWIRE) -- MercadoLibre, Inc. (Nasdaq:MELI) (http://www.mercadolibre.com), Latin America's leading e-commerce technology company, today reported financial results for the fourth quarter and fiscal year ended December 31, 2016.

Pedro Arnt, Chief Financial Officer of MercadoLibre, Inc., commented, “Last year was one of our most significant in terms of the tangible results of the quality work and level of execution that the entire team at MELI delivered. The scope of control over the customer experience that we are now able to deliver is something that would have been hard for us to anticipate five years ago.  This end to end servicing of each e-commerce transaction that we now offer puts us in an excellent position to focus on delivering a best in class user experience to our buyers and sellers, which is the driving principle behind everything we do.”

Full Year 2016 Operational & Financial Highlights

  MercadoLibre sold 181.2 million items during 2016, a year-over-year increase of 41.0%, resulting in Gross Merchandise Volume of $8.0 billion.
  MercadoPago ended 2016 with 138.7 million Total Payment Transactions for the year, an increase of 72.6% compared to 2015, resulting in a full-year Total Payment Volume of $7.8 billion.
  MercadoEnvíos shipped 86.5 million items in 2016, a 91.4% increase as compared to 2015.
  Consolidated Net Revenues for 2016 were $844.4 million, a 29.6% increase in USD year-over-year.
  Full-year net income was $136.4 million, or $3.09 per share.

Fourth Quarter 2016 Business Highlights

  MercadoPago ended the year with an excellent fourth quarter, processing $2,446.8 million dollars in Total Payment Volume, a 57.5% year-over-year increase. Total Payment Transactions through MercadoPago were 42.5 million, a 67.1% increase year-over-year.
  Gross Merchandise Volume was $2,222.1 million, a 10.8% increase in USD and a 48.3 % increase on an FX neutral basis. Items sold during the fourth quarter of 2016 increased to 51.6 million, a 40.2 % increase year-over-year.
  MercadoPago’s merchant service business continues to deliver excellent results, growing Total Payment Volume 84.1% year-over-year on an FX neutral basis. This growth is attributed for the most part, to successful commercial efforts in onboarding large clients, an increase in cross-border payments, successful open platform integrations and increasing payment volume from Mobile Point-of-Sale solutions in Brazil.
  Items shipped through MercadoEnvíos increased 74.9% to 25.9 million items in the fourth quarter. Additionally, the service continues to gain adoption across the board, as MercadoEnvíos shipped 71.6% of items sold in Brazil, 50.3% in Mexico, 31.8% in Argentina and 39.2% in Colombia.
  Penetration of MercadoPago in countries beyond Brazil continues to increase as a result of improved transaction quality, and reflected in increased frequency on the platform. Penetration of MercadoPago rose to 77.8%, versus. 54.6% when compared to the fourth quarter of 2015.
  We successfully launched MercadoPago in Uruguay during the month of October. Exiting the quarter and during its two months post-launch, MercadoPago was used in transactions representing ¼ of Uruguay gross merchandise volume.
  Mobile is the largest contributor of new users to the platform, with new registrations from either native apps or web mobile representing ⅔ of new users registering on MercadoLibre. During the fourth quarter, mobile Gross Merchandise Volume grew 98.7% year-on-year on an FX neutral basis, a 10 percentage point increase vs. last year.
   We added almost 1,300 brands and large retailers to our Official Stores initiative in 2016

Fourth Quarter 2016 Financial Highlights

  Net revenues for the fourth quarter were $256.3 million, a year-over-year increase of 41.8% in USD and 68.0% on an FX neutral basis. Marketplace revenues grew 40.7% in USD, and 74.4% on an FX neutral basis, while non-marketplace revenues grew 43.3% in USD, and 58.7% on an FX neutral basis. The main contributors for this non-marketplace growth came from MercadoPago merchant services, financing revenues from adoption of credit offerings, and shipping.
  Gross profit for the fourth quarter of 2016 was $162.7 million. Gross profit margin was 63.5%, compared to 65.1% in the fourth quarter of 2015. Most of the margin compression is explained by higher sales taxes due to the increased adoption of financing, credit and shipping services, investments in hosting, as well as costs related the sale of Mobile Point-of-Sale payment devices.
  Total operating expenses increased to $98.1 million, up 16.9% year-over-year on an as reported basis. As a percentage of revenues, operating expenses were 38.3% versus 46.4% in the fourth quarter of 2015.
  Income from operations was $64.7 million, up 91.9% year-over-year on an as reported basis. As a percentage of revenues, income from operations was 25.2%, up from 18.6% during the same period in 2015.
  Interest income grew 77.0% year-over-year to $10.3 million, attributable to higher interest rates on larger invested base.
  The company incurred $6.8 million dollars in financial expenses, mainly as a consequence of interest payments on its Convertible Bond issued in June of 2014.
  Foreign currency exchange saw a $501 thousand dollar loss due to local currency devaluations during the fourth quarter of 2015 in Argentina.
  Net income before taxes was $67.6 million, up 27.5% year-over-year on an as reported basis.
  Income tax expense was $16.3 million during the fourth quarter, yielding a blended tax rate for the period of 24.1%, mainly due to higher share of pre-tax profits in Argentina and tax credits in Brazil.
  Net income as reported for the quarter was $51.3 million dollars, resulting in basic net income per share of 1 dollar and 16 cents.
  Net cash from operating activities was $42.6 million. Free cash flow, defined as cash from operating activities less payment for the acquisition of property, equipment, intangible assets, advances for property and equipment net of financial liabilities and payment for acquired businesses net of cash acquired, was $26.9 million. *

 (*) See note on “Non-GAAP Financial Measures”

The following table summarizes certain key performance metrics for the three months ended December 31, 2016 and 2015.

	Three months ended Dec 31, (in MM)
	Q4'15	Q4'16	%YoY	%YoY LC
Number of Confirmed Registered Users at end of period	144.6	174.2	20.4%
Number of Confirmed Registered Users During Period	6.3	7.9	25.6%
Gross merchandise volume	$2,006.1	$2,222.1	10.8%	48.3%
Number of successful items sold	368	51.6	40.2%
Total payment volume	$1,557.4	$2,446.8	57.5%	83.8%
Total payment volume on marketplace	$1,109.4	$1,759.6	58.6%
Total payment transactions	25.4	42.5	67.1%
Number of successful items shipped	14.8	25.9	74.9%
Unique Buyers	10.7	13.2	22.8%
Unique Sellers	3.3	3.9	18.2%

Table of Year-on-Year Local Currency Revenue Growth Rates by Quarter

	YoY Growth rates
Consolidated Net Revenues
	Q4'15	Q1'16	Q2'16	Q3'16	Q4'16
Brazil	42%	54%	61%	62%	64%
Argentina	79%	71%	89%	68%	60%
Mexico	29%	42%	35%	36%	29%
Venezuela	272%	249%	185%	152%	199%
Others	14%	19%	30%	33%	42%
Total	69%	75%	73%	66%	68%

Table of Year-on-Year USD Revenue Growth Rates by Quarter

	YoY Growth rates
Consolidated Net Revenues
	Q4'15	Q1'16	Q2'16	Q3'16	Q4'16
Brazil	-6%	13%	41%	76%	92%
Argentina	52%	2%	19%	4%	4%
Mexico	6%	18%	15%	19%	8%
Venezuela	-7%	-13%	31%	-22%	-10%
Others	-8%	-1%	14%	33%	46%
Total	12%	6%	29%	37%	42%

Conference Call and Webcast

The Company will host a conference call and audio webcast on February 23, 2017 at 4:30 p.m. Eastern Time. The conference call may be accessed by dialing +(970) 315-0420 or +(877) 303-7209 (Conference ID 65991410) and requesting inclusion in the call for Mercado Libre. The live conference call can be accessed via audio webcast at the investor relations section of the Company's website, at http://investor.mercadolibre.com. An archive of the webcast will be available for one week following the conclusion of the conference call.

Definition of Selected Operational Metrics

Blended tax rate – Defined as income and asset tax expense as a percentage of income before income and assets tax.

Free Cash Flow – Defined as cash flows from operating activities less payment and advances for the acquisition of property, equipment, intangible assets net of financial liabilities and payment for acquired business net of cash acquired.

Foreign Exchange (“FX”) Neutral – Calculated by using the average monthly exchange rate of each month of 2015 and applying it to the corresponding months in the current year, so as to calculate what the results would have been had exchange rates remained constant. Intercompany allocations are excluded from this calculation. These calculations do not include any other macroeconomic effect such as local currency inflation effects or any price adjustment to compensate local currency inflation or devaluations.

Gross merchandise volume – Measure of the total U.S. dollar sum of all transactions completed through the Mercado Libre Marketplace, excluding motor vehicles, vessels, aircraft, real estate, and services.

Total payment transactions – Measure of the number of all transactions completed using MercadoPago.

Total volume of payments on marketplace - Measure of the total U.S. dollar sum of all marketplace transactions paid for using MercadoPago, excluding shipping and financing fees.

Total payment volume – Measure of total U.S. dollar sum of all transactions paid for using MercadoPago.

Items sold – Measure of the number of items sold/purchased through the Mercado Libre Marketplace.

Items shipped- Measure of the number of items that were shipped through our shipping service.

Local Currency Growth Rates – Refer to FX Neutral definition

Net income margin – Defined as net income as a percentage of net revenues.

New confirmed registered users – Measure of the number of new users who have registered on the Mercado Libre platform (including Mercado Pago) and confirmed their registration. Since July’12, registration and confirmation take place in the same step of the registration flow.

Operating margin – Defined as income from operations as a percentage of net revenues.

Total confirmed registered users – Measure of the cumulative number of users who have registered on the Mercado Libre platform (including Mercado Pago) and confirmed their registration. Since July ’12, registration and confirmation take place in the same step of the registration flow.

Unique Buyers – New or existing buyers with at least one purchase made in the period.

Unique Sellers – New or existing sellers with at least one sale made in the period.

About Mercado Libre

Founded in 1999, Mercado Libre is Latin America's leading e-commerce technology company. Through its primary platforms, Mercado Libre.com and Mercado Pago.com, it provides solutions to individuals and companies buying, selling, advertising, and paying for goods and services online.

Mercado Libre.com serves millions of users and creates a market for a wide variety of goods and services in an easy, safe and efficient way. The site is among the top 50 in the world in terms of page views and is the leading retail platform in unique visitors in the major countries in which it operates according to metrics provided by comScore Networks.  The Company is listed on NASDAQ (Nasdaq: MELI) following its initial public offering in 2007.

For more information about the Company visit: http://investor.mercadolibre.com.

The Mercado Libre, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4193

Consolidated balance sheets
(In thousands of U.S. dollars, except par value)

	December 31,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$234,140	$166,881
Short-term investments	253,321	202,112
Accounts receivable, net	25,435	28,428
Credit cards receivable, net	307,904	131,946
Loans receivable, net	6,283	—
Prepaid expenses	15,060	6,007
Inventory	1,103	222
Other assets	26,215	9,577
Total current assets	869,461	545,173
Non-current assets:
Long-term investments	153,803	187,621
Property and equipment, net	124,261	81,633
Goodwill	91,797	86,545
Intangible assets, net	26,277	28,991
Deferred tax assets	45,017	29,688
Other assets	56,819	43,955
Total non-current assets	497,974	458,433
Total assets	$1,367,435	$1,003,606

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$105,106	$62,038
Funds payable to customers	370,693	203,247
Salaries and social security payable	48,898	32,918
Taxes payable	27,338	10,092
Loans payable and other financial liabilities	11,583	1,965
Other liabilities	6,359	7,667
Dividends payable	6,624	4,548
Total current liabilities	576,601	322,475
Non-current liabilities:
Salaries and social security payable	16,173	10,422
Loans payable and other financial liabilities	301,940	294,342
Deferred tax liabilities	34,059	27,049
Other liabilities	9,808	9,860
Total non-current liabilities	361,980	341,673
Total liabilities	$938,581	$664,148

Equity:

Common stock, $0.001 par value, 110,000,000 shares authorized,
44,157,364 and 44,156,854 shares issued and outstanding at December 31,
2016 and December 31, 2015, respectively	$44	$44
Additional paid-in capital	137,982	137,923
Retained earnings	550,641	440,770
Accumulated other comprehensive loss	(259,813)	(239,279)
Total Equity	428,854	339,458
Total Liabilities and Equity	$1,367,435	$1,003,606

Consolidated statements of cash flows
(In thousands of U.S. dollars, except par value)

	Year Ended December 31,
	2016	2015	2014

Cash flows from operations:
Net income attributable to MercadoLibre, Inc. Shareholders	$136,366	$105,789	$72,581
Adjustments to reconcile net income to net cash provided by operating activities:
Net income attributable to Redeemable Noncontrolling Interest	—	—	72
Unrealized Devaluation Loss, net	4,967	14,717	13,808
Impairment of Long-Lived Assets	13,717	16,226	49,496
Depreciation and amortization	29,022	23,209	16,947
Accrued interest	(17,794)	(12,783)	(9,029)
Non cash interest and convertible bonds amortization of debt discount and amortization of debt issuance costs	9,837	17,272	7,874
LTRP accrued compensation	22,983	10,213	11,852
Deferred income taxes	(6,188)	4,354	(20,237)
Changes in assets and liabilities:
Accounts receivable	(15,428)	(36,476)	(36,120)
Credit cards receivable	(180,592)	(109,139)	(45,521)
Prepaid expenses	(9,133)	(3,907)	(157)
Inventory	(787)	(237)	—
Other assets	(24,425)	(2,340)	(5,982)
Accounts payable and accrued expenses	47,980	63,668	68,780
Funds payable to customers	164,060	119,353	61,072
Other liabilities	(45)	1,765	1,675
Interest received from investments	15,719	9,686	9,682
Net cash provided by operating activities	190,259	221,370	196,793
Cash flows from investing activities:
Purchase of investments	(3,501,283)	(1,949,769)	(2,577,130)
Proceeds from sale and maturity of investments	3,508,293	1,875,516	2,330,836
Payment for acquired businesses, net of cash acquired	(7,284)	(45,009)	(36,814)
Payment of remaining amount from business acquisition	—	—	(4,000)
Purchases of intangible assets	(431)	(1,746)	(857)
Changes in principal loans receivable, net	(6,599)	—	—
Advance for property and equipment	(8,412)	(23,380)	—
Purchases of property and equipment	(68,527)	(39,150)	(34,426)
Net cash used in investing activities	(84,243)	(183,538)	(322,391)
Cash flows from financing activities:
Funds received from the issuance of convertible notes	—	—	330,000
Transaction costs from the issuance of convertible notes	—	—	(8,084)
Purchase of convertible note capped call	—	—	(19,668)
Proceeds from loans payable and other financial liabilities	11,435	5,033	—
Payments on loans payable and other financing	(6,684)	(9,059)	(7,704)
Dividends paid	(24,419)	(20,974)	(28,303)
Repurchase of Common Stock	—	(2,714)	(1,944)
Net cash (used in) provided by financing activities	(19,668)	(27,714)	264,297
Effect of exchange rate changes on cash and cash equivalents	(19,089)	(66,381)	(55,840)
Net increase (decrease) in cash and cash equivalents	67,259	(56,263)	82,859
Cash and cash equivalents, beginning of the year	166,881	223,144	140,285
Cash and cash equivalents, end of the year	$234,140	$166,881	$223,144

Consolidated statements of income
(In thousands of U.S. dollars, except for share data)

	Year Ended December 31,			Three Months Ended December 31,
	2016	2015	2014	2016	2015
Net revenues	$844,396	$651,790	$556,536	$256,275	$180,732
Cost of net revenues	(307,538)	(214,994)	(158,978)	(93,546)	(63,162)
Gross profit	536,858	436,796	397,558	162,729	117,570
Operating expenses:
Product and technology development	(98,479)	(76,423)	(53,600)	(26,256)	(22,497)
Sales and marketing	(156,296)	(128,609)	(111,627)	(48,554)	(42,167)
General and administrative	(87,310)	(76,342)	(62,364)	(23,250)	(19,215)
Impairment of Long-Lived Assets	(13,717)	(16,226)	(49,496)	—	—
Total operating expenses	(355,802)	(297,600)	(277,087)	(98,060)	(83,879)
Income from operations	181,056	139,196	120,471	64,669	33,691

Other income (expenses):
Interest income and other financial gains	35,442	20,561	15,336	10,250	5,792
Interest expense and other financial losses	(25,605)	(20,391)	(11,659)	(6,799)	(4,229)
Foreign currency (losses) gains	(5,565)	11,125	(2,352)	(501)	17,772
Net income before income tax expense	185,328	150,491	121,796	67,619	53,026

Income tax expense	(48,962)	(44,702)	(49,143)	(16,272)	(14,062)
Net income	$136,366	$105,789	$72,653	$51,347	$38,964

Less: Net Income attributable to Redeemable Noncontrolling Interest	—	—	72	—	—
Net income attributable to MercadoLibre, Inc. shareholders	$136,366	$105,789	$72,581	$51,347	$38,964

	Year Ended December 31,			Three Months Ended December 31,
	2016	2015	2014	2015	2015
Basic EPS
Basic net income attributable to MercadoLibre, Inc.
Shareholders per common share	$3.09	$2.40	$1.63	$1.16	$0.88
Weighted average of outstanding common shares	44,157,251	44,155,680	44,153,884	44,157,355	44,156,800
Diluted EPS
Diluted net income attributable to MercadoLibre, Inc.
Shareholders per common share	$3.09	$2.40	$1.63	$1.16	$0.88
Weighted average of outstanding common shares	44,157,251	44,155,680	44,153,884	44,157,355	44,156,800

Cash Dividends declared per common share	0.600	0.412	0.664	0.150	0.103

Financial results of reporting segments

	Year Ended December 31, 2016
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total
	(In thousands)
Net revenues	$455,024	$262,252	$46,332	$37,185	$43,603	$844,396
Direct costs	(270,922)	(152,103)	(40,951)	(17,732)	(31,549)	(513,257)
Impairment of Long-lived Assets	-	-	-	(13,717)	-	(13,717)
Direct contribution	184,102	110,149	5,381	5,736	12,054	317,422

Operating expenses and indirect costs of net revenues						(136,366)
Income from operations						181,056

Other income (expenses):
Interest income and other financial gains						35,442
Interest expense and other financial losses						(25,605)
Foreign currency losses						(5,565)
Net income before income tax expense						$185,328

	Year Ended December 31, 2015
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total
	(In thousands)
Net revenues	$290,602	$245,011	$40,338	$40,475	$35,364	$651,790
Direct costs	(180,394)	(134,750)	(31,282)	(15,287)	(24,605)	(386,318)
Impairment of Long-lived Assets	-	-	-	(16,226)	-	(16,226)
Direct contribution	110,208	110,261	9,056	8,962	10,759	249,246

Operating expenses and indirect costs of net revenues						(110,050)
Income from operations						139,196

Other income (expenses):
Interest income and other financial gains						20,561
Interest expense and other financial losses						(20,391)
Foreign currency gain						11,125
Net income before income tax expense						$150,491

	Three Months December 31, 2016
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total
	(In thousands)
Net revenues	$143,597	$76,367	$11,957	$10,734	$13,620	$256,275
Direct costs	(82,150)	(46,886)	(11,947)	(5,041)	(10,268)	(156,292)
Impairment of Long-lived Assets	-	-	-	-	-	-
Direct contribution	61,447	29,481	10	5,693	3,352	99,983

Operating expenses and indirect costs of net revenues						(35,311)
Income from operations						64,672

Other income (expenses):
Interest income and other financial gains						10,250
Interest expense and other financial losses						(6,798)
Foreign currency gain						(503)
Net income before income tax expense						$67,621

	Three Months December 31, 2015
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total
	(In thousands)
Net revenues	$74,951	$73,515	$11,030	$11,946	$9,290	$180,732
Direct costs	(52,988)	(42,203)	(10,107)	(4,787)	(8,178)	(118,263)
Impairment of Long-lived Assets	-	-	-	-	-	-
Direct contribution	21,963	31,312	923	7,159	1,112	62,469

Operating expenses and indirect costs of net revenues						(28,777)
Income from operations						33,692

Other income (expenses):
Interest income and other financial gains						5,793
Interest expense and other financial losses						(4,229)
Foreign currency gain						17,772
Net income before income tax expense						$53,028

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements presented in accordance with U,S, GAAP, we use free cash flows and foreign exchange (“FX”) neutral measures as non-GAAP measures.

These non-GAAP measures should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U,S, GAAP and may be different from non-GAAP measures used by other companies, In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles, Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with U,S, GAAP, These non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the most comparable U,S, GAAP financial measures.

Reconciliation of these non-GAAP financial measures to the most comparable U,S, GAAP financial measures can be found in the tables included in this quarterly report.

Non-GAAP financial measures are provided to enhance investors’ overall understanding of our current financial performance, Specifically, we believe that free cash flow provides useful information to both management and investors by excluding payments for the acquisition of property and equipment, of intangible assets and of businesses net of cash acquired, that may not be indicative of our core operating results, In addition, we report free cash flows to investors because we believe that the inclusion of this measure provides consistency in our financial reporting.

Free cash flow represents cash from operating activities less payment and advances for the acquisition of property and equipment net of financial liabilities, intangible assets and acquired businesses net of cash acquired, We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our operations after the purchases of property and equipment, of intangible assets and of acquired businesses net of cash acquired, A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in our cash balance for the period.

The following table shows a reconciliation of Operating Cash Flows to Free Cash Flows:

	Three-month Periods Ended
	December 31,
(In millions)	2016	2015

Net Cash provided by Operating Activities	$42.6	$110.1
Advance for property and equipment	(2.3)	(5.6)
Purchase of intangible assets	(0.4)	(0.2)
Purchase of property and equipment	(13.0)	(20.1)
Free cash flow	26.9	84.2

(*) The table above may not total due to rounding.

The Company that reconciliation of FX neutral measures to the most directly comparable GAAP measure provides investors an overall understanding of our current financial performance and its prospects for the future, Specifically, we believe these non-GAAP measures provide useful information to both management and investors by excluding the foreign currency exchange rate impact that may not be indicative of our core operating results and business outlook.

The FX neutral measures were calculated by using the average monthly exchange rates for each month during 2015 and applying them to the corresponding months in 2016, so as to calculate what our results would have been had exchange rates remained stable from one year to the next, The table below excludes intercompany allocation FX effects, Finally, these measures do not include any other macroeconomic effect such as local currency inflation effects, the impact on impairment calculations or any price adjustment to compensate local currency inflation or devaluations.

The following table sets forth the FX neutral measures related to our reported results of the operations for the three months periods ended December 31, 2016 and 2015:

	Three-months Periods Ended December 31, (*)
	As reported			FX Neutral Measures
(In millions, except percentages)	2016	2015	Percentage Change	2016	2015	Percentage Change

Net revenues	$256.3	$180.7	41.8%	$304.1	$180.7	68.3%
Cost of net revenues	(93.5)	(63.2)	47.9%	(108.7)	(63.2)	72.2%
Gross profit	162.7	117.6	38.4%	195.4	117.6	66.2%

Operating expenses:	(98.1)	(83.9)	16.9%	(120.9)	(83.9)	44.1%
Total operating expenses	(98.1)	(83.9)	16.9%	(120.9)	(83.9)	44.1%
Income from operations	64.7	33.7	91.8%	74.5	33.7	121.0%

 (*) The table above may not total due to rounding.

CONTACT:
MercadoLibre, Inc.
Investor Relations
investor@mercadolibre.com
http://investor.mercadolibre.com